Exhibit 99.11

February 4, 2022

Securities and Exchange Commission

Division of Corporation Finance

Office of the Chief Accountant

100 F Street NE

Washington, DC 20549

Re:	Alvotech Lux Holdings S.A.S. Registration Statement on Form F-4 (333-261773)
Application for Waiver of Requirements of Form 20-F, Item 8.A.4

Ladies and Gentlemen:

The undersigned, Alvotech Lux Holding S.A.S., a newly formed simplified joint stock company incorporated under the laws of the Grand Duchy of Luxembourg (“TopCo”), and Alvotech Holdings S.A., a public limited liability company incorporated under the laws of the Grand Duchy of Luxembourg (“Alvotech”), are submitting this letter in connection with TopCo’s filing of its registration statement on Form F-4 on December 20, 2021 (the “Registration Statement”) and TopCo’s filing on the date hereof of amendment No. 1 thereto (“Amendment No. 1”) in connection with the proposed business combination among Oaktree Acquisition Corp. II, a Cayman Islands exempted company, TopCo and Alvotech. We hereby respectfully request that the Securities and Exchange Commission (the “Commission”) waive the requirement of Item 8.A.4 of Form 20-F, which states that in the case of a company’s initial public offering the Registration Statement on Form F-4 must contain audited financial statements of a date not older than 12 months from the date of the offering unless a waiver is obtained. See also Division of Corporation Finance, Financial Reporting Manual, Sections 1140.5 and 6220.3.

At the time of initial public filing on December 20, 2021, the Registration Statement satisfied Item 8.A.4 of Form 20-F, which is applicable to the Registration Statement pursuant to Item 14(h) of Form F-4, because it contained Alvotech’s audited financial statements for the two years ended December 31, 2020 and 2019 prepared in accordance with International Financial Reporting Standards. However, because the Alvotech’s audited financial statements for the year ended December 31, 2021 will not be available until approximately April 1, 2022, Amendment No. 1 contains only audited financial statements for the two years ended December 31, 2020 and 2019 and unaudited financial statements for the six months ended June 30, 2021 and 2020, in each case prepared in accordance with International Financial Reporting Standards.

TopCo and Alvotech are submitting this waiver request pursuant to Instruction 2 to Item 8.A.4 of Form 20-F, which provides that the Commission will waive the 12-month age of financial statements requirement “if the company is able to represent that it is not required to comply with the 12-month requirement in any other jurisdiction outside the United States and that complying with the 12-month requirement is impracticable or involves undue hardship.”

See also the Commission’s November 1, 2004 release entitled International Reporting and Disclosure Issues in the Division of Corporation Finance (available on the Commission’s website at http://www.sec.gov/divisions/corpfin/internatl/cfirdissues1104.htm) at Section III.B.c, in which the Commission notes:

“the instruction indicates that the staff will waive the 12-month requirement where it is not applicable in the registrant’s other filing jurisdictions and is impracticable or involves undue hardship. As a result, we expect that the vast majority of IPOs will be subject only to the 15-month rule. The only times that we anticipate audited financial statements will be filed under the 12-month rule are when the registrant must comply with the rule in another jurisdiction, or when those audited financial statements are otherwise readily available.”

In connection with this request, TopCo and Alvotech represent to the Commission that:

1. Alvotech is not currently a public reporting company in any other jurisdiction.

2. Alvotech is not required by any jurisdiction outside the United States to prepare, and has not prepared, financial statements audited under any generally accepted auditing standards for any interim period.

3. Compliance with Item 8.A.4 is impracticable and involves undue hardship for Alvotech.

4. Alvotech does not anticipate that its audited financial statements for the year ended December 31, 2021 will be available until April 1, 2022.

5. In no event will Alvotech seek effectiveness of the Registration Statement if its audited financial statements are older than 15 months at the time of the offering.

We will file this letter as an exhibit to the Registration Statement pursuant to Instruction 2 to Item 8.A.4 of Form 20-F.

Please do not hesitate to contact our Chief Financial Officer, Joel Morales, at Joel.Morales@alvotech.com if you have any questions regarding the foregoing or if we can provide any additional information.

Very truly yours,

/s/ Helga Tatjana Zharov
Helga Tatjana Zharov
Chairperson
Alvotech Lux Holding S.A.S.

/s/ Mark Levick
Mark Levick
Chief Executive Officer
Alvotech Holdings S.A.